An Incorporated Professional
James Stafford ====== Chartered Accountant =====================================


                                                                    EXHIBIT 16.1


October  17,  2001


Securities and Exchange Commission
450 - 5th Street NW,
Washington, DC 20549


RE:    BERT LOGIC INC.


This letter confirms that we have reviewed and concur with the statements made by BERT Logic Inc. in the "Changes In Registrant's Certifying Accountant" section of the Form 8K filed with the Securities and Exchange Commission.





                                                         /s/ James Stafford
Vancouver,  Canada                                       CHARTERED  ACCOUNTANT

October  17,  2001



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       Suite 300, 555 West Georgia Street, Vancouver, BC, Canada, V6B 2Z6
  Telephone (604) 669-0711 Fax (604) 669-0754 E-mail j_stafford@staffordsca.com


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